EXHIBIT 99.1

Global Geophysical Services, Inc. to Present at Barclays Capital High Yield Bond and Syndicated Loan Conference

HOUSTON, March 20, 2012 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that the company will present at the Barclays Capital High Yield Bond and Syndicated Loan Conference in Phoenix, Arizona on Tuesday, March 27, 2012 at 9:30 a.m. Mountain Standard Time (MST).

Please visit Global's Investor Relations website at: http://ir.globalgeophysical.com/events.cfm to listen to the live presentation, or to access an archived replay.

About Global Geophysical

Global Geophysical Services, headquartered in Houston, TX, provides an integrated suite of seismic data solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade™ seismic data acquisition, autonomous nodal technology, microseismic monitoring, seismic data processing and interpretation services, and Multi Client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools to Gain InSight. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com

         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008